UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Executive Officer

On June 10, 2024, Michael A. Jacobsen informed the Board of Directors of Omeros Corporation (“Omeros” or the “Company”) of his intention to retire from his positions as the Company’s Vice President, Finance, Chief Accounting Officer and Treasurer, effective June 30, 2024.  To facilitate an effective transition of his responsibilities and as part of a planned transition to retirement after 10 years with Omeros, Mr. Jacobsen will continue to serve as a part-time employee and senior finance advisor to the Company. In this role, Mr. Jacobsen will receive a cash payment of $5,000 per month and will be eligible to receive a ratable bonus based on his continued service to the Company. In addition, Mr. Jacobsen’s outstanding stock options will continue to vest during his continued service to the Company.

Appointment of Executive Officer

On June 10, 2024, the Company’s Board of Directors appointed David J. Borges as the Company’s Vice President, Finance, Chief Accounting Officer and Treasurer, effective June 30, 2024 (the “Effective Date”), and designated him as the Company’s principal financial officer and principal accounting officer as of the Effective Date. Mr. Borges, 60, joined Omeros in June 2020 as Senior Director, Financial Planning & Analysis and was promoted to Associate Vice President, Financial Planning &Analysis in April 2022. Prior to joining Omeros, Mr. Borges served as Vice President, Finance and Administration, at Bulletproof 360, Inc., a health and wellness company, where he directed and managed all aspects of corporate finance, accounting, information technology, human resources, facilities, and legal from October 2014 until October 2019. From May 2009 to June 2014, Mr. Borges served as Chief Financial Officer and Vice President of Advanced Refreshment LLC, a producer of private label bottled water and water-based beverages. From July 2001 to May 2009, Mr. Borges served as Finance and Business Integration Director at Merck & Co., Inc. (“Merck”), a biopharmaceutical company, after Merck acquired Rosetta Inpharmatics, where Mr. Borges had been serving as Director of Finance & Administration/Controller since 1998. Mr. Borges is a certified public accountant and received his B.S. in Commerce in Accounting from Santa Clara University.

Mr. Borges is eligible to participate in Omeros' compensation and benefits programs on terms consistent with other eligible employees. Mr. Borges' base salary is $325,000 per annum. His target bonus for the 2024 performance period under the Company's annual bonus program is 35% of his annual salary. Mr. Borges is also eligible to receive, at the discretion of the Board of Directors or the Compensation Committee thereof, stock option or other equity awards under the terms of the Omeros Corporation 2017 Omnibus Incentive Compensation Plan (as amended, the “2017 Plan”). The 2017 Plan was previously filed as Exhibit 10.1 to Omeros’ Current Report on Form 8-K filed on June 28, 2023. Mr. Borges and the Company also entered into a standard indemnification agreement for officers and directors, the form of which previously was filed as Exhibit 10.1 to Omeros’ Registration Statement on Form S-1 filed on January 9, 2008.

Mr. Borges is not party to any understanding or arrangement in connection with his appointment as an executive officer and has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Omeros held its 2024 Annual Meeting of Shareholders on June 6, 2024 (the “Annual Meeting”). Shareholders of record at the close of business on April 18, 2024 were entitled to vote 57,944,159 shares of common stock at the Annual Meeting. A total of 43,954,766 shares (75.86%) were represented at the Annual Meeting in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the final voting results for each matter.

(1)
The following individuals were elected to serve as directors by the vote set forth below. Thomas F. Bumol, Ph.D., Gregory A. Demopulos, M.D. and Leroy E. Hood, M.D., Ph.D were elected as Class III directors, each to serve until the 2027 Annual Meeting of Shareholders, or, in each case, until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

	For	Against	Abstain	Broker Non-Votes
Thomas F. Bumol, Ph.D.	20,956,471	2,232,496	106,567	20,659,232
Gregory A. Demopulos, M.D.	21,111,759	2,071,701	112,074	20,659,232
Leroy E. Hood, M.D., Ph.D.	18,924,100	4,263,548	107,886	20,659,232

(2)
Shareholders approved an advisory resolution regarding the compensation of Omeros’ named executive officers as reported in the proxy statement for the 2024 Annual Meeting of Shareholders by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
15,849,545	6,977,695	468,294	20,659,232

(3)	Shareholders ratified the appointment of Ernst & Young LLP as Omeros’ independent registered public accounting firm for the fiscal year ending December 31, 2024 by the vote set forth below.

For	Against	Abstain	Broker Non-Votes
41,807,973	1,682,263	464,530	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: June 12, 2023	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors